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                                     EXHIBIT 3.18

                                       BY-LAWS

                                          OF

                                     W.S.I.  INC.



                                      SECTION 1

                                       Offices

     Section 1.1 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be located at 4900 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of Delaware.

     Section 1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      SECTION 2

                               Meetings of Stockholders

     Section 2.1 ANNUAL MEETINGS. Annual meetings of stockholders shall be held on or prior to 10:00 o'clock in the morning on the last Monday in March, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, in each year for the purpose of electing directors and transacting such other proper business as may come before the meeting.

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     Section 2.2    SPECIAL MEETINGS.  Special meetings shall be held solely for the purpose or purposes specified in the notice of hearing. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, or the President.

     Section 2.3    TIME AND PLACE OF MEETINGS.  Subject to the provisions of
Section 2.1, each meeting of stockholders shall be held on such date, at such hour and at such place, either within or without the State of Delaware, as shall be fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

     Section 2.4 NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than ten nor more than sixty days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of stockholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than thirty days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.

     Section 2.5 WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, notice of any meeting of stockholders need not be given to any stockholder who in person or by proxy


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shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.6 ADVANCE NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the names and address, as they appear on the Corporation's books, of the


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stockholder proposing such business, (c) the class and number of shares of the
Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.7 QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to the provisions of these By-laws, the certificate of incorporation and statutes as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these By-laws. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in


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his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of shares entitled to cast a majority of the votes at the meeting present in person or represented by proxy.

     Section 2.8 VOTING. At each annual meeting, the stockholders entitled to vote shall by plurality vote elect a board of directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. Stockholders may vote by proxy but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as provided in the Certificate of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote.

     Section 2.9 INSPECTOR OF ELECTION. (a) The Board of Directors shall appoint an inspector of election to act at each meeting of stockholders and any adjournment thereof. If an


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inspector of election is not so appointed, or the person appointed as inspector fails or refuses to act, the chairman of the meeting shall appoint an inspector of election.

          (b) The inspector of election shall determine the outstanding stock of the Corporation and the voting power of each class and series, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

          (c) The inspector of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

     Section 2.10 ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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     Section 2.11   REVOCATION OF CONSENT.  Any stockholder giving a written
consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the Corporation.


                                      SECTION 3

                                  Board of Directors

     Section 3.1 NUMBER. The number of directors of the Corporation shall be not less than one (l) nor more than Seven (7), the exact number of which shall be fixed within the limits herein specified by approval of the Board of Directors or by approval of the stockholders, in the manner provided in these By-laws.

     Section 3.2 ORGANIZATION MEETINGS. As promptly as practicable after each annual meeting of stockholders, an organizational meeting of the Board of Directors shall be held for the purpose of organization and the transaction of other business.

     Section 3.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place and time as may be designated by the Board.

     Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President, any two directors, or, if less than two, the remaining director.


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     Section 3.5    BUSINESS OF MEETINGS.  Except as otherwise expressly
provided in these By-laws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

     Section 3.6    TIME AND PLACE OF MEETINGS.  Subject to the provisions of
Section 3.4, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

     Section 3.7 NOTICE OF MEETINGS. No notice need be given of any organization or regular meeting of the Board of Directors for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and regular meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than 2 days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held.

     Section 3.8 WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have


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waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.9 ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person in the meeting.

     Section 3.10 QUORUM AND MANNER OF ACTING. A majority of the total number of directors at the time provided for pursuant to Section 3.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these By-laws, in the certificate of incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

     Section 3.11 ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the


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action in writing and the writing or writings are filed with the minutes of proceedings of the Board.

     Section 3.12 RESIGNATION OF DIRECTORS. Any director may resign at any time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.

     Section 3.13 REMOVAL OF DIRECTORS. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

     Section 3.14 FILLING OF VACANCIES. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the stockholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3.15 COMPENSATION OF DIRECTORS. The Directors shall be paid their expenses, if any, for attendance at each meeting of the Board of Directors and any Committee thereof. Directors who are not in the regular employment of the Company shall be paid an annual retainer


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and a per meeting fee according to rates established by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                      SECTION 4

                         Committees of the Board of Directors

     Section 4.1 EXECUTIVE COMMITTEE. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may appoint an Executive Committee consisting of three or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by the Delaware General Corporation Law, including, but not limited to, the power and authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger under Section 253 of the Delaware General Corporation Law. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

     Section 4.2 OTHER COMMITTEES. By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may from time to time appoint such other committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the committee, and may delegate to each such committee


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any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board. Each such committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

     Section 4.3 ELECTION OF COMMITTEE MEMBERS; VACANCIES. So far as practicable, members of the committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of a majority of the Board members present at any meeting at which a quorum is present. Committee members shall hold office until the next organization meeting of the Board and until their respective successors are appointed. Vacancies in committees of the Board created by death, resignation or removal may only be filled by an affirmative vote of a majority of the Board members present at any meeting at which a quorum is present.

     Section 4.4 MEETINGS. Each committee of the Board may provide for regular meetings of such committee. Special meetings of each committee may be called by any two members of the committee (or, if there is only one member, by that member in concert with the President) or by the President of the Corporation. The provisions of Section 3 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed respectively to be references to the members of the committee and to the committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.


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     Section 4.5    QUORUM AND MANNER OF ACTING.  The majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at meetings of the committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.


                                      SECTION 5

                                       Officers

     Section 5.1 ELECTION AND APPOINTMENT. The elected officers of the Corporation shall consist of a Chairman, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board of Directors. The Board shall designate from among such elected officers a chief executive officer and a treasurer, and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.


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     Section 5.2    CHAIRMAN OF THE BOARD.  The Chairman of the Board of
Directors, if there be one, shall have the power to preside at all meetings of the stockholders and of the Board of Directors, and to call meetings of the stockholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

     Section 5.3    PRESIDENT.  The powers and duties of the President are:

             (a) To act as the chief executive officer of the Corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation.

             (b) In the absence of the Chairman of the Board, or if there be none, to preside at all meetings of the Board of Directors.

             (c) To call meetings of the stockholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

             (d) Subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

     Section 5.4 PRESIDENT PRO TEM. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President


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is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.

     Section 5.5 VICE PRESIDENT. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

     Section 5.6    SECRETARY.  The powers and duties of the Secretary are:

             (a) To keep a book of minutes at the principal office of the Corporation, or such other place as the Board of Directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

             (b) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

             (c) To keep or cause to be kept at the principal office of the Corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.


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             (d)    To keep a supply of certificates for shares of the
Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

             (e) To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 6.1 hereof.

             (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation.


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             (g)    Generally to do and perform all such duties as pertain to
the office of Secretary and as may be required by the Board of Directors.

     Section 5.7    TREASURER.  The powers and duties of the Treasurer are:

             (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

             (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation, and, at the Treasurer's discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depositary as may be designated from time to time by the Board of Directors.

             (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation.

             (d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

             (e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation.

             (f) Generally to do and perform all such duties as pertain to the office of Treasurer and as may be required by the Board of Directors.

     Section 5.8 TERM OF OFFICE AND VACANCY. So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified.


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If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board. Any officer may resign by written notice to the Corporation.

     Section 5.9 REMOVAL OF ELECTED OFFICERS. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

     Section 5.10 COMPENSATION OF ELECTED OFFICERS. The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors.


                                      SECTION 6

                            Shares and Transfer of Shares

     Section 6.1 CERTIFICATES. Every stockholder shall be entitled to a certificate signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the class and number of shares owned by him in the Corporation; provided that, any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

     Section 6.2 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more responsible banks or trust companies as the Board may deem


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advisable, from time to time, to act as transfer agents and registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

     Section 6.3 TRANSFERS OF SHARES. Shares of the Corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     Section 6.4 STOCKHOLDERS' ADDRESSES. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to said stockholder or transferee, and in default thereof, said stockholder or transferee shall not be entitled to service or mailing of any such notice.

     Section 6.5 LOST CERTIFICATES. In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any) and registered by the appropriate registrar (if any); provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

     Section 6.6 RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of stockholders, and not more than sixty days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

     Section 6.7 SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this Corporation by the President or by any other officer of this Corporation authorized to do so by resolution of the Board of Directors.


                                      SECTION 7

                                    Miscellaneous

     Section 7.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 7.2 SIGNATURE ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

     Section 7.3 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND FIDUCIARIES; INSURANCE. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

             (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Corporation only in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

             (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred by the officer or director in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking or agreement in a form satisfactory to the Corporation by such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 7.3. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

             (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.3.

             (h) For purposes of this Section 7.3, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this
Section 7.3 (including, without limitation the provisions of Subsection 7.3(d) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             (i) For purposes of this Section 7.3, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Section 7.3.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.3 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.4 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     Section 7.5 CERTIFICATION AND INSPECTION OF BY-LAWS. The Corporation shall keep at its principal office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. It shall upon the written request of any stockholder furnish to such stockholder a copy of the By-Laws as amended to date.

     Section 7.6 NOTICES. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.


                                      SECTION 8

                                  By-Law Amendments

     Section 8.1 BY THE STOCKHOLDERS. These By-laws may be adopted, amended or repealed by the stockholders at a meeting called for the purpose in any manner not inconsistent with any provision of law or of the certificate of incorporation.

     Section 8.2 BY THE DIRECTORS. These By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the certificate of incorporation.

                                    /s/  Xiaoyun An
                                   ---------------------------
                                   Secretary


Dated:      8-30-88
        ---------------




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